                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CEM Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CEM Corporation Logo

                            MATTHEWS, NORTH CAROLINA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 6, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CEM Corporation (the Company) will be held at the principal office of the Company, 3100 Smith Farm Road, Matthews, North Carolina, on Thursday, November 6, 1997, at 11:00 a.m., Local Time, for the purpose of considering and acting upon the following:

     1.   The election of four Directors.

     2. A proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending June 30, 1998.

     3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 8, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                      By Order of the Board of Directors


                                      /s/ Michael J. Collins

                                      MICHAEL J. COLLINS
                                      President and Chief Executive Officer

Matthews, North Carolina
October 2, 1997

                                 CEM CORPORATION

               Post Office Box 200, Matthews, North Carolina 28106

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of CEM Corporation (the Company) to be held at its principal office, 3100 Smith Farm Road, Matthews, North Carolina, at 11:00 a.m., Local Time, on Thursday, November 6, 1997. This Proxy Statement and accompanying proxy are first being sent to the shareholders of the Company on October 2, 1997.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Communications, Inc. (CCI) to solicit proxies from these institutions. CCI will be reimbursed for its printing costs, postage and freight charges, and other expenses and will be paid a solicitation fee of approximately $3,500. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time, before the authority thereby granted is exercised, by written request addressed to Secretary, CEM Corporation, Post Office Box 200, Matthews, North Carolina 28106 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Shareholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on September 8, 1997, which is the record date for determining the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting and entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on September 8, 1997 was 3,485,997.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

     At September 8, 1997, the only persons known to the Company to be the beneficial owners of more than 5% of the $.05 par value Common Stock of the Company (the Common Stock) were as follows:

            Name and Address of                  Number of Shares and Nature          Percent of Common Stock
              Beneficial Owner                     of Beneficial Ownership                  Outstanding
------------------------------------------  ------------------------------------  --------------------------------

Michael J. Collins                                       515,612 (1)                           14.6% (2)
10225 Thomas Payne Circle
Charlotte, North Carolina  28277

David L. Babson & Co., Inc.                              420,000 (3)                           12.0%
One Memorial Drive
Cambridge, MA  02142-1300

T. Rowe Price Associates, Inc.                           318,500 (4)                            8.8%
100 E. Pratt Street
Baltimore, MD  21202

Royce & Associates, Inc.                                 292,400 (5)                            8.1%
1414 Avenue of the Americas
New York, NY  10019

Dimensional Fund Advisors Inc.                           207,600 (6)                            6.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

--------------------

(1) Includes 35,470 shares subject to options that are currently exercisable or which are exercisable within 60 days and 16,350 shares held by Mr. Collins' wife as custodian for their children.

(2) Based on the number of shares outstanding plus options that are currently exercisable or that are exercisable within 60 days.

(3) David L. Babson & Company, Inc. (Babson) is an investment adviser. Babson has sole voting power over 271,100 of the shares, shared voting power over 148,900 of the shares and sole dispositive power over all of the shares. All information herein concerning Babson is based upon that furnished by Babson in its Schedule 13G dated February 7, 1997.

(4) The shares are owned by the T. Rowe Price Small-Cap Value Fund which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser. Price Associates has sole dispositive power but no voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. All information herein concerning Price Associates is based upon that furnished by Price Associates by letter dated February 14, 1997.

(5) Royce & Associates, Inc. (Royce) has sole voting and dispositive power over all shares. All information herein concerning Royce is based upon that furnished by Royce in its Schedule 13G dated February 3, 1997 and verbally updated on August 8, 1997.

(6) Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, is deemed to have beneficial ownership of 207,600 shares as of December 31, 1996. Dimensional has sole voting power over 162,300, shared voting power over 45,300 and sole dispositive power over all of the shares. All of the shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. All information herein concerning Dimensional is based upon that furnished by Dimensional by letter dated February 7, 1997.


    The following table sets forth, as of September 8, 1997, information as to the beneficial ownership of the Common Stock by all Directors and Executive Officers of the Company as a group and by Richard N. Decker, Brian W.
Renoe and James A. Prendergast:

                                                 Number of Shares and Nature          Percent of Common Stock
          Name of Beneficial Owner               of Beneficial Ownership (1)              Outstanding (2)
------------------------------------------  -----------------------------------  ---------------------------------

Directors and Executive Officers                         587,601 (3)                           16.4%
  as a group (5 persons)

Richard N. Decker                                         22,984 (4)                            (5)

Brian W. Renoe                                            26,750 (6)                            (5)

James A. Prendergast                                       2,968                                (5)

-------------------

(1) Information as to the beneficial ownership of the Common Stock by the Chief Executive Officer is included in the immediately preceding table.

(2) Based on the number of shares outstanding plus options that are currently exercisable or exercisable within 60 days.

(3) Includes 93,720 shares subject to options that are currently exercisable or that are exercisable within 60 days and does not include any shares or options of Messrs. Renoe and Prendergast who resigned as officers of the Company on January 1, 1997.

(4) Includes 21,250 shares subject to options that are currently exercisable or that are exercisable within 60 days.

(5)  Less than 1%.

(6) All shares subject to options that are currently exercisable or that are exercisable within 60 days.

ELECTION OF DIRECTORS

     The Bylaws of the Company provide for not less than four nor more than nine Directors, as determined from time to time by resolution of the shareholders or the Board of Directors. The Board of Directors has set the number of Directors of the Company at four.

     At the meeting, four Directors will be elected to serve, subject to the provisions of the Bylaws, until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The accompanying proxy may be voted for only four Directors. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. A quorum consists of a majority of votes entitled to be cast. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the four nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the four nominees including such substitutes as shall be designated by the Board of Directors.

     The four nominees for election as Director, all of whom are currently members of the Board of Directors, are listed below. The four nominees were elected to their current terms, which expire in 1997, at the Annual Meeting of Shareholders held on November 7, 1996.

                                                                                  Shares of         Percent of
       Name and                                                                 Common Stock       Common Stock
  Director Since (1)     Age      Information about Nominees and Directors        Owned (2)       Outstanding (3)
----------------------  ------  --------------------------------------------  ----------------  -------------------

Michael J. Collins       54      President and Chief  Executive  Officer of      515,612 (4)           14.6%
  1971                           the Company since 1978

Ronald A. Norelli        51      Chairman  of  the  Board  of  the  Company       25,405 (5)            (6)
  1985                           since 1992;  President and Chief Executive
                                 Officer  of  Norelli & Company  (strategic
                                 management consulting firm) since 1981

John L. Chanon           54      Area  Partner  of Tatum  CFO  Partners  LP       17,100 (7)            (6)
  1987                           (CFO  Services)  since  1996;  Senior Vice
                                 President  -  Finance  of   Harris-Teeter,
                                 Inc.    (regional    supermarket    chain)
                                 1993-1996;  President of Jordan  Graphics,
                                 Inc.   (printing    company)    1989-1993;
                                 Harris-Teeter,  Inc. and Jordan  Graphics,
                                 Inc.   are   a   subsidiary   and   former
                                 subsidiary,   respectively,   of   Ruddick
                                 Corporation (holding company)

John D. Correnti         49      Vice   Chairman,   President   and   Chief       6,500 (8)             (6)
  1995                           Executive  Officer  of  Nucor  Corporation
                                 (steel     manufacturer)    since    1996,
                                 President  and  Chief  Operating   Officer
                                 1991-1996;  Director of Nucor Corporation,
                                 Harnischfeger    Industries    Inc.    and
                                 Navistar International Corporation

-------------------

(1) The information about the Directors was furnished to the Company by the Directors.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership information is as of September 8, 1997.

(3) Based on the number of shares outstanding plus options held by Directors that are currently exercisable or exercisable within 60 days.

(4) Includes 35,470 shares subject to options that are presently exercisable or that are exercisable within 60 days and 16,350 shares held by his wife as custodian for their children.

(5) Includes 17,000 shares subject to presently exercisable options and 405 shares held as custodian for his children.

(6)  Less than 1%.

(7) Includes 14,000 shares subject to presently exercisable options and 100 shares held by his son.

(8)  Includes 6,000 shares subject to options that are presently exercisable.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met four times during the fiscal year. Each Director attended all of the meetings of the Board of Directors and Committees on which he served. The Company has Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee.

     The Audit Committee is composed of John L. Chanon and Ronald A. Norelli and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures, and approving services to be performed by the Company's independent auditors. John L. Chanon is Chairman of the Audit Committee. The Audit Committee met twice during the fiscal year.

     The Compensation Committee is composed of Ronald A. Norelli, John L. Chanon and John D. Correnti and reviews and makes recommendations with respect to executive and officer compensation and administers the Company's 1993 Management Equity Plan and the Management Incentive Compensation Plan. Ronald A. Norelli is Chairman of the Compensation Committee. The Compensation Committee met twice during the fiscal year.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company, whose members are named above, provides overall guidance to the Company's executive compensation process. The Compensation Committee is composed of three outside members of the Board of Directors and meets periodically to review the Company's executive and officer compensation. The Compensation Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the 1987 Stock Option Plan and the 1993 Management Equity Plan (the Management Equity Plan). As administrator of the 1987 Stock Option Plan and the Management Equity Plan, the Compensation Committee granted options under the 1987 Stock Option Plan and grants options and makes other equity-based awards under the Management Equity Plan and determines the terms and conditions of such awards.

     The Compensation Committee's compensation policies are designed to fairly compensate the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. The named Executive Officers' 1997 annual compensation consisted of a base salary. No bonus was earned for the 1997 fiscal year pursuant to the terms of the Company's Management Incentive Compensation Plan (the MICP). The salary was designed to reward the named Executive Officers for the performance of their responsibilities and their long-term commitment to the Company. In fiscal year 1997, the Compensation Committee, and in prior years, the Board, which served the function of the Compensation Committee, has usually granted increases in the base salaries of the named Executive Officers each year based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Board has made adjustments to such recommendations.

     In considering salaries for the 1997 fiscal year, the Compensation Committee considered the Company's overall performance over a period of years and the performance of the individual officer and compared the officers' salaries with the salaries of comparable officers at comparable companies and did not recommend increases in the base salaries of the named Executive Officers for fiscal 1997 over fiscal 1996.

     The MICP and the Management Equity Plan together provide a comprehensive incentive compensation program for the Company's key employees through performance based cash and equity incentives. These two plans are used together by the Compensation Committee to provide more competitive compensation packages to the key employees of the Company. Under these plans, key employees of the Company are eligible to earn increased compensation primarily based on increases in the Company's net income before interest and taxes as well as individual performance relative to preestablished individual objectives. Such compensation is in the form of cash bonuses granted pursuant to the MICP and restricted stock and other equity-based awards granted under the Management Equity Plan in amounts determined under the MICP. The Compensation Committee believes that the combination of the MICP and the Management Equity Plan creates a competitive compensation package for the Company's key employees, rewarding key employees for increasing the net income before interest and taxes of the

Company and thereby ultimately benefiting the shareholders of the Company. For the 1997 fiscal year, no bonus awards were made under the MICP.

     Stock options granted under the Company's 1987 Stock Option Plan and stock options and other equity based awards granted under the Management Equity Plan are designed to create a proprietary interest in the Company among the officers and other key employees of the Company who are granted stock options and to more closely align the long-term interests of the optionees with those of the shareholders of the Company. During the 1997 fiscal year, Messrs. Decker, Renoe and Prendergast were each granted an option (and related stock appreciation rights (SARs)) to purchase 5,000, 3,000 and 3,000, respectively, shares of Common Stock under the Management Equity Plan.

     Mr. Collins' 1997 annual compensation consisted of a base salary. No bonus was earned for the 1997 fiscal year pursuant to the terms of the MICP. Mr. Collins' base salary was determined based on a number of factors, including the performance of the Company and his individual performance and by comparison to the salaries of chief executive officers at comparable companies. Mr. Collins did not receive a base salary increase for 1997.

     The Compensation Committee report is presented by Ronald A. Norelli, John
L. Chanon and John D. Correnti.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Included below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing June 30, 1992 and ending June 30, 1997 covering the Company's five fiscal years ended June 30, 1997.

     The Company has selected a Peer Group consisting of the six publicly-traded companies, named below, which are in the laboratory and analytical instrument industry. Many of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

CEM Corporation
Cumulative Total Return Points

                                             NASDAQ         Peer
         DATE          CEM Corp.           (U.S. Co.s)      Group
         ----          ---------           -----------      -----

        6/30/92         100.000              100.000       100.000
        6/30/93         100.000              125.800        83.100
        6/30/94         124.300              127.000        98.500
        6/30/95         135.100              169.500       142.600
        6/30/96         143.200              217.600       164.900
        6/30/97          93.200              264.600       141.300


     This graph assumes that $100 was invested in the Company's Common Stock on June 30, 1992, in the Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Bio-Rad Laboratories, Inc., Instron Corporation, Isco, Inc., Modern Controls, Inc., O.I. Corporation and Pacific Scientific Company, and that dividends are reinvested.

EXECUTIVE COMPENSATION

     The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended June 30, 1997, to or for the account of the Chief Executive Officer, Richard N. Decker, Brian W. Renoe and James A. Prendergast, the only Executive Officers and employees of the Company whose total annual salary and bonus exceeded $100,000 for the 1997 fiscal year (collectively, the named Executive Officers).


                           SUMMARY COMPENSATION TABLE


--------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation            Long Term Compensation
                                  ------------------------------------------------------------------
                                                                                  Awards
                                                                       -----------------------------
                                                         Other Annual     Restricted     Options/     All Other
       Name and           Fiscal    Salary     Bonus     Compensation   Stock Award(s)     SARs      Compensation
  Principal Position       Year      ($)        ($)         ($) (1)        ($) (2)        (#) (3)      ($) (4)
--------------------------------------------------------------------------------------------------------------------

Michael J. Collins         1997    202,420         -             -               -            -      4,500/10,894
  President and Chief      1996    201,264         -             -               -            -       3,000/2,188
  Executive Officer        1995    191,769    35,222             -               -            -      3,000/19,848

Richard N. Decker          1997    124,825         -             -               -        5,000       3,656/9,439
  Vice President-Finance   1996    119,087         -             -               -        5,000       2,777/1,285
  Chief Financial          1995    110,125    15,768 (5)         -           3,991        6,000      2,717/11,369
  Officer,
  Secretary & Treasurer

Brian W. Renoe (6)         1997    122,000         -             -               -        3,000        27,622 (7)
  Vice President-          1996    121,904         -             -               -        3,000       2,152/1,328
  Technology               1995    108,718    17,233 (5)         -           4,355        6,000      1,880/12,159

James A. Prendergast (6)   1997    100,818         -             -               -        3,000           2,476/-
  Vice President-          1996    128,957         -             -               -        3,000       2,341/1,412
  Marketing                1995    130,200    18,860 (5)         -           4,771        6,000      2,331/13,489

--------------------------------------------------------------------------------------------------------------------

(1) No named Executive Officer has received personal benefits during the listed years in excess of 10% of annual salary.

(2) The value of these awards is based on the closing market price of the Common Stock on the dates such shares were awarded. These restricted shares, which vested on August 3, 1996, were awarded as a portion of such executive officer's bonus earned under the MICP.

(3) The options granted to the named Executive Officers during the three fiscal years ended June 30, 1997 included related stock appreciation rights
     (SARs).

(4) The numbers represent amounts contributed by the Company under the Company's 401(k) plan/profit-sharing plan.

(5) Includes 307, 335 and 367 shares issued to Messrs. Decker, Renoe and Prendergast, respectively as a portion of a bonus earned under the MICP. The fair market value of such shares, based on the average of the high and low prices of the Common Stock on the date of award as reported on the Nasdaq Stock Market, was $3,991, $4,355 and $4,771, respectively.

(6) Mr. Renoe and Mr. Prendergast resigned as officers of the Company on January 1, 1997. Mr. Prendergast was paid as an employee of the Company through March 31, 1997. Mr. Renoe will be paid as an employee of the Company through September 30, 1997.

(7) This amount includes $3,058 contributed under the Company's 401(k) plan, $9,564 contributed under the Company's profit-sharing plan and $15,000 for outplacement related services.

          The table below shows all option grants during the fiscal year ended June 30, 1997 to the Chief Executive Officer and each named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in the Common Stock at the rate of 5% and 10% over the ten year term of the option.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                            Price Appreciation for
                                                                                                  Option Term
                                                                                            ------------------------
                                             % of Total
                          Options/SARs    Options Granted      Exercise or
                            Granted       to Employees in      Base Price      Expiration
         Name                 (#)            Fiscal Year        ($/Share)         Date        5% ($)      10% ($)
-----------------------  -------------   ----------------  -----------------  ------------  ----------  ------------
Michael J. Collins                -               -                    -              -            -            -
Richard N. Decker             5,000            8.0%            $ 10.6875         8/5/06       33,607       85,166
Brian W. Renoe                3,000            4.8%            $ 10.6875         8/5/06       20,164       51,099
James A. Prendergast          3,000            4.8%            $ 10.6875         8/5/06       20,164       51,099

-------------------

     The table below shows, on an aggregated basis, each exercise of stock options or SARs during the fiscal year ended June 30, 1997 by each of the named Executive Officers and the 1997 fiscal year-end value of unexercised options and SARs.

             AGGREGATED OPTION/SAR EXERCISES IN THE 1997 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  Number of Unexercised     Value of Unexercised
                                                                      Options/SARs              In-the-Money
                                                                  at FY-End (# Shares)          Options/SARs
                                                                                              at FY-End ($)(1)

                         Shares Acquired on         Value             Exercisable/              Exercisable/
         Name            Exercise (# Shares)     Realized ($)         Unexercisable             Unexercisable
-----------------------  -------------------  ------------------  ---------------------  ---------------------------

Michael J. Collins                    -                   -           31,720/35,470                  62,268/-
Richard N. Decker                     -                   -           16,500/29,000                       -/-
Brian W. Renoe                        -                   -           21,250/32,000                       -/-
James A. Prendergast                  -                   -                     -/-                       -/-

-------------------

(1) Represents the total gain which would be realized if all options for which the fair market value of the stock at year-end ($8.25) was greater than the exercise price were exercised.

DIRECTOR COMPENSATION

     Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries receive an annual retainer of $7,000 and $500 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $250. Ronald A. Norelli also receives $31,000 per year as Chairman of the Board of the Company.

     The 1986 Director Plan, which was terminated on November 16, 1993 upon approval by the shareholders of the 1993 Nonqualified Stock Option Plan for Non-Employee Directors (the 1993 Director Plan), provided for the issuance of up to 90,000 shares of Common Stock. Options for a total of 43,000 shares were granted under the 1986 Director Plan prior to its termination.

     The 1993 Director Plan was adopted by the Board of Directors and approved by the shareholders in 1993. The 1993 Director Plan was amended in 1995 and the amendments were approved by the shareholders at the 1995 Annual Meeting on November 8, 1996.

     The Board of Directors has reserved 25,000 shares of Common Stock for issuance upon exercise of options granted under the 1993 Director Plan. This number, as well as the number of shares issuable upon exercise of an option, is subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions.

     The only persons eligible to receive options under the 1993 Director Plan are Directors of the Company who are not regular employees of the Company on the date of grant of the option. Under the 1993 Director Plan, each Director who was eligible to receive options under the Plan was automatically granted an option to purchase 500 shares of Common Stock on February 1, 1994 and 1995, and was automatically granted an option to purchase 1,000 shares of Common Stock on February 1, 1996, each subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. Pursuant to the 1995 amendments to the 1993 Director Plan each eligible newly elected Director are automatically granted an option to purchase 5,000 shares of Common Stock and all eligible Directors are automatically granted an option to purchase 1,000 shares on February 1, 1997 and 1998. If there are not sufficient shares reserved for such grants, the eligible Directors will receive an option for a pro rata number of the remaining shares reserved for grant. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Common Stock on the date of grant. On February 1, 1997, Messrs. Norelli, Chanon and Correnti each received an option to purchase 1,000 shares of Common Stock at an exercise price of $8.25 per share.

     An option granted under the 1993 Director Plan is not exercisable unless the optionee remains available to serve as a Director of the Company until the first anniversary of the date of grant. On or after such first anniversary, any or all of such option may be exercised until the expiration or termination of the option. Upon the exercise of an option or portion thereof, the exercise price must be paid in full in cash or its equivalent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Officers, Directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial shareholders were complied with, except that Mr. Renoe did not file a Form 4 for one transaction in February 1997 which occurred after he resigned as an officer.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1998. This selection is being presented to the shareholders for their ratification at the Annual Meeting of Shareholders. The firm of Coopers & Lybrand L.L.P. has audited the Company's financial statements annually since 1981 and is considered well qualified.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1998, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

     If the shareholders do not ratify the selection of Coopers & Lybrand L.L.P., the selection of independent public accountants will be reconsidered by the Board of Directors.

SHAREHOLDER PROPOSALS

     Any proposal that a shareholder intends to present for action at the 1998 Annual Meeting of Shareholders, currently scheduled for November 5, 1998, must be received by the Company no later than June 4, 1998, in order for the proposal to be included in the proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders. The proposal should be sent to Secretary, CEM Corporation, Post Office Box 200, Matthews, North Carolina 28106.

                                                                      APPENDIX A

[LOGO]                           CEM CORPORATION                           PROXY


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING TO BE HELD NOVEMBER 6, 1997


     The undersigned hereby appoints Michael J. Collins and Richard N. Decker, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.05 par value Common Stock of the undersigned in CEM Corporation at the Annual Meeting of Shareholders to be held on November 6, 1997, and at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2 BELOW. The Board of Directors recommends voting FOR on each item.

1. ELECTION OF DIRECTORS: Nominees are Michael J. Collins, Ronald A. Norelli, John L. Chanon and John D. Correnti

     [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)


          ----------------------------------------------------------------------

             [ ] WITHHOLD AUTHORITY to vote for the listed nominees




                           (CONTINUED FROM OTHER SIDE)


2. RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                                Dated:                   , 1997.
                                                       ------------------

                                                --------------------------------

                                                --------------------------------
                                                (When signing as attorney,
                                                executor, administrator,
                                                trustee, guardian, etc., give
                                                title as such. If joint account,
                                                each joint owner should sign.)